UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2013
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

9118496v.1

Item 1.01                      Entry into a Material Definitive Agreement.

On March 29, 2013, Abraxas Petroleum Corporation (“Abraxas” or the “Company”) entered into an agreement (the “Settlement Agreement”) with the Clinton Group, Inc. and certain of its affiliates and associates (collectively, the “Clinton Group”) to settle a potential proxy contest pertaining to the election of directors to Abraxas’ Board of Directors (the “Board”) at Abraxas’ 2013 annual meeting of stockholders (the “2013 Annual Meeting”). Pursuant to the Settlement Agreement:

•
Abraxas  has increased the size of the Board to ten members, effective immediately prior to the 2013 Annual Meeting. Abraxas has nominated Jerry J. Langdon as a Class III director of Abraxas for election at the 2013 Annual Meeting for a term of office expiring at the 2016 annual meeting of the stockholders of Abraxas and the Clinton Group has approved Mr. Langdon’s nomination; and

•
Abraxas has agreed to appoint Katherine T. Richard to fill a vacancy resulting from the retirement of C. Scott Bartlett, Jr. as a director for a term of office expiring at the 2014 annual meeting of the stockholders of Abraxas (the “2014 Annual Meeting”). Mr. Bartlett’s retirement will be effective immediately following the 2013 Annual Meeting. Ms. Richard was one of the three nominees of the Clinton Group.

If Mr. Langdon or Ms. Richard  (or their successor designated by the Clinton Group) should be rendered unable to serve on the Board by reason of death or disability or resign from the Board, the Clinton Group is entitled to designate a replacement for such director, subject to Abraxas’ consent. If the Clinton Group’s aggregate beneficial ownership of Abraxas Common Stock decreases to less than 2.0% of the Common Stock outstanding as of the date thereof or the Clinton Group receives notice from Abraxas of a material breach by the Clinton Group of any obligation under the Settlement Agreement and such material breach has not been cured within 14 days after the Clinton Group’s receipt of such notice, then the Clinton Group will not be able to designate a replacement for Mr. Langdon or Ms. Richard.

Further, the members of the Clinton Group have agreed to observe normal and customary standstill provisions during the period beginning on the date of the Settlement Agreement until the earlier of (i) 14 days after Abraxas receives notice from the Clinton Group of a material breach by Abraxas of any obligation hereunder which has not been cured; and (ii) the business day immediately following the 2015 annual meeting of stockholders of Abraxas (the “2015 Annual Meeting”) (such period, the “Standstill Period”)  The standstill provisions provide, among other things, that the members of the Clinton Group will not:

•
solicit (as such term is used in the proxy rules of the Securities and Exchange Commission) proxies or consents to vote any securities of Abraxas, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to vote any shares of Abraxas common stock (“Common Stock”) with respect to the election or removal of directors, or become a “participant” in any “contested solicitation” for the election or removal of directors with respect to Abraxas (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of all of Abraxas’ nominees;

•
form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a group comprised solely of the Clinton Group and its affiliates and associates);

•
deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the Clinton Group;

•	subject to certain exceptions, otherwise act, alone or in concert with others, to make any public statement critical of Abraxas, its directors or management;

•	control or seek to control the Board;

•	seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to Abraxas; or

•
make any proposal for consideration by stockholders at any annual or special meeting of stockholders or (B) make any offer or proposal (with or without conditions) with respect to a merger, acquisition, disposition or other business combination involving the Clinton Group and Abraxas; provided, however, that nothing in the Agreement limits the ability of any member of the Clinton Group, or its respective affiliates and associates, except as otherwise provided in Section 5, to vote its shares of Common Stock on any matter submitted to a vote of the stockholders of Abraxas.

The Clinton Group has agreed to cause all shares of Abraxas common stock beneficially owned by them to be present and voted for all of the directors nominated by the Board for election at the 2013 Annual Meeting and has withdrawn its nomination of three candidates for election as directors of Abraxas at the 2013 Annual Meeting and agreed to immediately cease all efforts related to their own proxy solicitation. The Clinton Group and Abraxas also agreed to a mutual release of claims in connection with, relating to or resulting from the Clinton Group’s efforts to replace certain members of the Board.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           C. Scott Bartlett, Jr., a director of the Company since 1999, has informed the Company that he will retire as a director of the Company effective immediately following the 2013 Annual Meeting. Pursuant to the Settlement Agreement, Katherine T. Richard will fill the vacancy created by Mr. Bartlett’s retirement. In addition, pursuant to the Settlement Agreement, Abraxas has nominated Jerry J. Langdon as a Class III director of Abraxas for election at the 2013 Annual Meeting for a term of office expiring at the 2016 annual meeting of the stockholders of Abraxas.

Jerry J. Langdon, 60, currently works as a private investor.  Most recently, Mr. Langdon was Chief Administrative and Compliance Officer of Energy Transfer Partners (“ETP”), a multi-billion dollar company specializing in the gathering, processing, transportation and storage of natural gas and natural gas liquids in the U.S.  Prior to ETP, Mr. Langdon was Chief Administrative and Compliance Officer for Reliant Energy.  Mr. Langdon has also held senior executive positions with El Paso Energy Partners and has served as a Director of several public and private boards.  In October 1988, Mr. Langdon was appointed to the Federal Energy Regulatory Commission by President Ronald Regan and served in that capacity until 1993.  Mr. Langdon has authored numerous articles on the natural gas and electric industries, which have been published in various industry trade magazines.  Mr. Langdon holds a Bachelor of Science Communications from the University of Texas.

Katherine Taaffe Richard, 30, is the Founder and current Chief Executive Officer of Warwick Energy Group, an oil and gas company focused on conventional and unconventional development and exploration in the United States, Europe and the Middle East.  Ms. Richard has been employed by Warwick Energy Group since March 2010.  Since March 2009, Ms. Richard has been employed by or consulted to MSDC Management, L.P. or MSD Capital, L.P., where she focuses on international energy investments.  Prior to joining MSDC Management, Ms. Richard was employed by Serengeti Asset Management, where she led the team responsible for oil and gas, metals and mining and sovereign debt investing. Prior to Serengeti, Ms. Richard held several posts at Goldman, Sachs & Co., including as an investment banker to exploration and production companies in the oil and gas industries. Ms. Richard is a Natural Resources Advisor to the Institute for Effective States and an Advisory Council member of Microvest Capital Funds, a private microfinance investment firm with investments in more than 50 microfinance institutions in 25 countries. At the World Economic Forum's 2013 Davos session, Ms. Richard was selected to represent the United States as one of the World Economic Forum's Young Global Leaders for the 2013-14 year. Ms. Richard received her undergraduate degree in History from Harvard College.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Agreement dated March 29, 2013 by and between Abraxas Petroleum Corporation and the Clinton Group, Inc.

99.1	Press Release dated April 4, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:   /s/ Robert L. G. Watson
Robert L. G. Watson
President and Chief Executive Officer

Dated:  April 4, 2013